Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Malachite Innovations, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-181048) of Stevia First Corp. and the Registration Statement on Form S-8 (No. 333-192398) of Vitality Biopharma, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

MEADEN & MOORE, LTD.

Cleveland, Ohio

March 31, 2022